UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2005

PLURISTEM LIFE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-31392

(Commission File Number)

98-0351734

(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905

(Address of principal executive offices and Zip Code)

011-972-4-850-1080

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Registrant entered into a consulting agreement as of November 24, 2005 with Meretzki Consulting Ltd., a company incorporated under the laws of the state of Israel and wholly owned by Dr. Shai Meretzki, whereby Meretzki Consulting Ltd. will provide consulting services to the Registrant. In consideration for these services, the Registrant has agreed to pay Meretzki Consulting Ltd. a monthly retainer of 60,000 New Israeli Shekels ($12,755.50 USD at current exchange rate) plus Value Added Tax. Dr. Shai Meretzki will also be provided with a cellular phone and a company car pursuant to the terms of the consulting agreement. The Registrant has also agreed to grant to Dr. Shai Meretzki options to purchase an additional 1,500,000 common shares at an exercise price of the market price on the date of grant, vesting over a period of two years.

The consulting agreement commences on December 1, 2005 and shall remain in effect until May 1, 2008.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 21, 2005, Mr. Zami Aberman, our president and CEO, was appointed a Director of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

/s/ Yossi Keret

Yossi Keret

Chief Financial Officer

Date: November 28, 2005